Amendment #2
to the
AUTOMATIC AND FACULTATIVE
MODIFIED COINSURANCE AGREEMENT

EFFECTIVE December 15, 2003

Between
PRUCO LIFE INSURANCE COMPANY
(THE COMPANY)

And

M LIFE INSURANCE COMPANY
 (THE REINSURER)

The primary purpose of this amendment is to revise THE REINSURER’s binding limit in the 86-90 age category.  THE COMPANY and THE REINSURER have by their respective officers agreed to amend the above referenced agreement as set forth below with the amendment having the effective date of January 1, 2011.

1.	Definitions. Unless otherwise defined herein, capitalized terms that are used herein shall have the meanings set forth in the Agreement.

2.	Amendment of Schedule A, Automatic Acceptance Limit, the ‘AUTOMATIC ACCEPTANCE LIMIT’ provision of Schedule A is hereby deleted in its entirety and replaced by the following:

[REDACTED]

3.
Effect of Amendment.  This Amendment #2 shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein.  The Agreement, as amended by this Amendment # 2, is and shall continue to be in full force and effect in accordance with its terms.

4.	Counterparts. This Amendment #2 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

M-MPVUL-2003-MLife-PLAZ-AMENDMENT-2

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Amendment #2 in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of January 1, 2011.

M LIFE INSURANCE COMPANY	PRUCO LIFE INSURANCE COMPANY
(dba M Financial Re) By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

M-MPVUL-2003-MLife-PLAZ-AMENDMENT-2